UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Operations and Maintenance Agreement with Boeing

On July 21, 2010, our indirect wholly owned subsidiary, Iridium Constellation LLC, (“Iridium Constellation”), and The Boeing Company (“Boeing”), entered into an amended and restated operations and maintenance agreement (the “O&M Agreement”). The O&M Agreement amends and restates in its entirety and supersedes the operations and maintenance agreement previously in place between Iridium Constellation and Boeing. Under the O&M Agreement, Boeing operates and maintains our satellite constellation. The term of the O&M Agreement runs concurrently with the useful life of the constellation.

Pursuant to the O&M Agreement, Boeing has the unilateral right to de-orbit our constellation upon the occurrence of any of the following events: (a) specified bankruptcy events with respect to Iridium Constellation or its corporate parent, Iridium Satellite LLC (“Iridium Satellite”); (b) Iridium Constellation’s failure to maintain required insurance policies; (c) Iridium Constellation’s breach of the O&M Agreement, including its payment obligations thereunder; or (d) changes in laws or regulations that may increase the risks or costs associated with the operation or de-orbit of the constellation.

The amendment and restatement of the agreement does not materially change the obligations of Boeing, but provides for annual price reductions and other cost-saving opportunities and converts the fee for Boeing’s operations and maintenance services from a fixed-price fee to a capped time-and-materials fee.

Iridium NEXT Support Services Agreement with Boeing

On July 21, 2010, Iridium Satellite and Boeing entered into an agreement pursuant to which Boeing will operate and maintain Iridium NEXT (the “NEXT Support Services Agreement”), once it is deployed. Boeing will provide these services on a time-and-materials fee basis.

Boeing will be the exclusive provider of operations and maintenance services for the Iridium NEXT constellation for the term of the agreement. The term of the agreement runs concurrently with the useful life of the Iridium NEXT constellation. Iridium Satellite is entitled to terminate the agreement for convenience and without cause in 2019.

Item 7.01	Regulation FD Disclosure.

The full text of the press release issued in connection with the announcement of the O&M Agreement and the NEXT Support Services Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated July 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: July 21, 2010	By:	/s/ THOMAS J. FITZPATRICK
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer